Exhibit 16.1

YCY CPAS PLLC

18 East Broadway, Suite 605

New York, NY 10002

Tel: (212) 226-3336 Fax: (212) 226-3332

December 2, 2022

U.S. Securities & Exchange Commission

100 F Street, NE

Washington, DC 20549

U.S.A.

Commissioners:

We have read the statements made by Leader Capital Holdings Corp. in its Form 8-K dated December 2, 2022. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Leader Capital Holdings Corp. contained therein.

Very truly yours

/s/ YCY CPAS PLLC
YCY CPAS PLLC
New York, NY